ZST DIGITAL NETWORKS, INC. ANNOUNCES
THIRD QUARTER 2009 RESULTS
Net Revenue Up 88% to $28.6 million
Net Income Up 96% to $3.3 million

ZHENGZHOU, CHINA — November 16, 2009 — ZST Digital Networks, Inc. (NASDAQ: ZSTN) (“the Company” or “ZST”), a major developer, manufacturer, and supplier of digital and optical network equipment to cable system operators in China, today announced its unaudited financial results for the third quarter ended September 30, 2009.

Third Quarter 2009 Financial Highlights

•	Total revenue increased by 88% year-over-year to US$28.6 million(1).
•	Gross profit increased by 82% year-over-year to US$4.8 million. Gross profit margin for the third quarter 2009 was 17%.
•	Operating income was US$4.5 million, an increase of 83% compared to the third quarter of 2008
•	Net income was US$3.3 million, an increase of 96% compared to the third quarter of 2008.
•	Net income margin for the third quarter of 2009 was 11.5%, compared to 11.1% for the third quarter 2008.

Recent Business Highlights

•
As previously announced on November 10, 2009, the Company entered into an agreement with Xing Yang Security Service Co., Ltd. (“Xing Yang Security”), a provider of personal, logistics, and technology safety services, to provide GPS hardware installation and monthly call center services.  Pursuant to the terms of the agreement, Xing Yang Security will pay RMB4,000,000, or approximately US$585,000, to ZST upon entering into the agreement and an additional annual service fee up to approximately RMB500,000, or approximately US$73,000, each year.  As part of the agreement, ZST will supply and install GPS tracking units in Xing Yang Security's armored trucks. As part of the service offering, Xing Yang Security's trucks will have access to ZST's 24/7 call center that provides direction, information and emergency support for subscribers.

•
On October 20, 2009, the Company completed a public offering of its common stock pursuant to which 3,125,000 shares of ZST common stock were sold to the public at a price of $8.00 per share, for gross proceeds of US$25 million.

(1)
The Company’s reporting currency is Renminbi (“RMB”). The translation of amounts from RMB to United States dollars is solely for the convenience of the reader. RMB numbers included in this press release have been translated into U.S. dollars at the noon buying rate for U.S. Dollars in effect on September 30, 2009 in the City of New York for cable transfers in RMB per U.S. dollar as certified for customs purposes by the Federal Reserve Bank of New York, which was US$1.00=RMB6.8376. No representation is made that RMB amounts could have been, or could be, converted into U.S. Dollars at that rate or at any other rate on September 30, 2009.

Mr. Bo Zhong, Chairman and Chief Executive Officer of ZST, commented, “We are very pleased to report a strong third quarter, our first results since our successful public offering in October.  Our results were primarily driven by continued healthy demand for our IPTV set-top and digital networking products boxes in Henan Province, the largest province in China by population.  This growth highlights both the expanding cable TV and IPTV market opportunity in Henan Province and demonstrates the quality, reliability and performance of our products.

“In addition, we recently announced the signing of our first major contract for our newly launched GPS devices, a product line which we view as a key future growth driver. Designed for both commercial and personal use, our line of GPS devices offer a web-based system which includes a number of features, including real time GPS tracking and monitoring, WEBGIS platform with maps updated on a daily basis, alternative positioning systems and A-GPS capabilities. In addition to providing the hardware and installation, we also offer ongoing support services, including access to our 24/7 call center to provide real time assistance to our customers.  By providing both the systems and support, we believe we can develop long-term relationships with customers and generate recurring revenues beyond the initial product sales.  We are actively marketing our GPS products and services to commercial enterprises throughout Henan Province and we remain confident in the long-term opportunity within this market.

“In conclusion, we are pleased with our continued execution and progress on our strategy to increase sales in the IPTV set-top box market, expand our products and services, especially within the GPS market, and continue to build our brand and technology platform.”

John Chen, Chief Financial Officer of ZST, commented, “We are pleased with our third quarter financial performance in terms of our growth momentum and margin enhancement.  Our results reflect the solid demand across our product lines, such as for our IPTV set-top boxes digital networking equipment.  In addition, the improvement in margins demonstrates a vigilant approach to costs even as we continue to make investments to support the growth of our business.  Looking ahead, we will continue to maintain our strategic and operational focus to capitalize on the robust growth opportunities in our end markets with the goal of creating long-term shareholder value.”

Third Quarter 2009 Unaudited Financial Highlights

Revenue

Revenue for the third quarter 2009 was US$28.6 million, representing an increase of 21% from US$23.7 million in the second quarter 2009, and an increase of 88% from US$15.2 million in the third quarter 2008.  The reasons for the increase in revenue during the quarter are twofold.  First, the Company experienced continued demand for its IPTV set-top boxes.  In addition, the Company experienced unusually high demand for its digital networking products, sales of which fluctuate quarter to quarter based on customer upgrade requests.

Gross Profit and Gross Profit Margin

Gross profit for the third quarter 2009 was US$4.8 million, representing a 34% sequential increase and an 82% year-over-year increase.  Gross profit margin for the third quarter 2009 was 17%, up from 15% in the second quarter 2009.

Operating Expenses

General and administrative expenses (G&A) for the third quarter 2009 were US$0.22 million, up 69% sequentially from US$0.13 million, and up 15% from US$0.20 million in the third quarter 2008.  The rise in G&A expenses was mainly attributable to the Company’s expanded operations and revenue base.

Research and development expenses (R&D) for the third quarter were US$0.11 million, compared to nil for the second quarter 2009 and the third quarter 2008.

Accordingly, total operating expenses for the third quarter 2009 were US$0.35 million, representing an increase of 104% from US$0.17 million in the second quarter 2009 and an increase of 65% from US$0.21 million in the third quarter 2008.

Income Tax

Income tax expense for the third quarter 2009 was US$1.1 million, compared to US$0.6 million in the third quarter 2008.  This increase was mainly due to the Company’s continued growth in pre-tax income.

Income from Operations and Net Income

Income from operations was US$4.5 million in the third quarter 2009, representing a sequential increase of 31% compared to an operating income of US$3.4 million in the second quarter 2009, and an increase of 83% compared to operating income of US$2.4 million in the third quarter 2008, respectively.

Net income for the third quarter 2009 was US$3.3 million, which is a sequential increase of 28% from US$2.6 million in the second quarter 2009 and is a year-over-year increase of 96% from US$1.7 million.  Net margin was 11.5% for the third quarter 2009, up slightly from 10.8% in the second quarter 2009 and 11.1% in the third quarter 2008.

Diluted net income per share was US$0.39 in the third quarter 2009, compared to US$0.29 for the third quarter 2008.

Balance Sheet

Cash and cash equivalents totaled to US$1.4 million as of September 30, 2009, primarily attributable to improvement in the Company’s cash collection cycle and the closing of the recent private offering in the first half of 2009.

As of September 30, 2009, total trade receivables increased by US$0.9 million, or 4%, to US$25.6 million from US$24.8 million as of June 30, 2009, primarily due to the increased revenue base.

As of September 30, 2009, inventories increased by US$0.9 million, or 153%, to US$1.5 million from US$0.6 million as of June 30, 2009, primarily due to the increased revenue base.

Fourth Quarter 2009 Outlook – Based on the current estimates, the Company approximates that revenue for the fourth quarter 2009 will range between US$26 million and US$29 million.  The Company also estimates that net income for the fourth quarter 2009 will range between US$3.0 million and US$3.5 million.

Conference Call

The Company’s management team will conduct a conference call on Monday, November 16, 2009 at 11:00 am (US Eastern Standard Time) / 8:00 am (US Pacific Standard Time) / 12:00 am (HK / Beijing Time) to discuss its third quarter 2009 financial results and recent business activity. The conference call may be accessed by calling +1-866-519-4004 (for callers in the US), +8008-190-121 (for callers in China), +8-0093-0346 (for callers in Hong Kong), +0808-234-6646 (for callers in United Kingdom) or +65-6735-7955 (for other international callers) and entering pass code 41640280.  Please dial in approximately 10 minutes before the scheduled time of the call.

A recording of the conference call will be available through December 15, 2009, by calling +1-866-214-5335 (for callers in the US) or +61-2-8235-5000 (for callers outside the US) and entering pass code 41640280.

About ZST Digital Network, Inc.

ZST Digital Networks, Inc. (Nasdaq: ZSTN) is a China-based company, principally engaged in supplying digital and optical network equipment and providing installation services to cable system operators in China. The Company has developed a line of IPTV devices that are used to provide bundled cable television, Internet and telephone services to residential and commercial customers. The Company has assisted in the installation and construction of over 400 local cable networks in more than 90 municipal districts, counties, townships, and enterprises. For more information about ZST Digital Networks, Inc., please visit http://www.shenyangkeji.com.

Statement Regarding Unaudited Financial Information

The unaudited financial information set forth above is preliminary and subject to adjustments.  Adjustments to the financial statements may be identified when audit work is performed for the year-end audit, which could result in significant differences from this preliminary unaudited financial information.

“Safe Harbor” Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including, but not limited to, our ability to maintain and increase revenues and sales of our products; our ability to develop and market new products; our strategic investments and acquisitions; compliance and changes in the laws of the People's Republic of China (the "PRC") that affect our operations; our ability to obtain all necessary government certifications and/or licenses to conduct our business; vulnerability of our business to general economic downturn, especially in the PRC; adverse capital and credit market conditions; our ability to meet liquidity needs; and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the factors discussed above and in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Contacts:
Company Contact: ZST Digital Networks, Inc John Chen, Chief Financial Officer Email: jchen@shenyangkeji.com	Investor Relations (US): Taylor Rafferty, LLC Mahmoud Siddig Tel: +1-212-889-4350 Email: zstdigital@taylor-rafferty.com http://www.taylor-rafferty.com
Investor Relations (US): BPC Financial Marketing John Baldissera Tel: 800-368-1217	Investor Relations (HK): Taylor Rafferty, LLC Lisa Zheng Tel: +852-3196-3712 Email: zstdigital@taylor-rafferty.com http://www.taylor-rafferty.com

ZST DIGITAL NETWORKS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In U.S. Dollars)

	September 30,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$1,394,458	$1,134,954
Trade receivables, net	25,634,262	12,322,099
Employee advances	5,280	6,307
Inventories, net	1,494,599	775,185
Advances to suppliers	3,442,808	3,024,668
Prepaid expenses and other receivables	56,545	6,968
Total current assets	32,027,952	17,270,181
Property and equipment, net	338,585	34,148
Intangible asset, net	613,122	-
Total assets	$32,979,659	$17,304,329

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable – trade	$8,141,403	$1,270,096
Customer deposit	-	1,467
Accrued liabilities and other payable	230,037	501,176
Various taxes payable	331,749	188,539
Short-term loans	1,454,244	3,931,991
Employee security deposit payable	10,312	8,911
Wages payable	63,750	59,501
Corporate tax payable	434,388	-
Due to related parties	-	2,359,728
Total current liabilities	10,665,883	8,321,409

Commitments and contingencies	-	-

Stockholders' Equity
Preferred Stock, $0.0001 par value, 10,000,000 shares authorized, 6,250,000 shares undesignated, 0 shares issued and outstanding at September 30, 2009
and December 31, 2008, respectively.	-	-

Preferred Stock Series A Convertible, $0.0001 par value, 3,750,000 shares authorized, 1,263,723 and 0 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively. Liquidation preference and redemption
value of $4,976,953 at September 30, 2009	126	-
Common stock $0.0001 par value, 100,000,000 shares authorized, 7,091,103 and
5,896,723 shares issued and outstanding at September 30, 2009
and December 31, 2008, respectively	709	590
Additional paid-in capital	8,270,475	1,488,924
Accumulated other comprehensive income	39,783	590,839
Statutory surplus reserve fund	1,491,963	1,491,963
Retained earnings (unrestricted)	12,510,720	5,410,604
Total stockholders' equity	22,313,776	8,982,920
Total Liabilities and Stockholders' Equity	$32,979,659	$17,304,329

ZST DIGITAL NETWORKS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In U.S. Dollars)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenue	$28,627,644	$15,209,026	$70,067,184	$40,987,329
Cost of goods sold	(23,823,013)	(12,566,220)	(58,773,620)	(33,563,129)
Gross profit	4,804,631	2,642,806	11,293,564	7,424,200

Operating costs and expenses
Selling expenses	-	1,165	35,334	107.235
Depreciation	17,954	15,937	27,641	33,637
General and administrative	223,600	195,093	725,054	614,063
Research and development	109,068	-	109,068	-
Merger cost	-	-	566,654	-
Total operating costs and expenses	350,622	212,195	1,463,751	754,935
Income from operations	4,454,009	2,430,611	9,829,813	6,669,265

Other income (expenses)
Interest income	26	185	43,819	14,777
Interest expense	(55,799)	(147,190)	(140,693)	(261,154)
Imputed interest	-	(22,518)	(31,417)	(49,005)
Sundry income (expense), net	-	32	(7,682)	(1,018)
Total other income (expenses)	(55,773)	(169,491)	(135,973)	(296,400)
Income before income taxes	4,398,236	2,261,120	9,693,840	6,372,865
Income taxes	(1,106,409)	(579,554)	(2,593,724)	(1,565,994)
Net income	$3,291,827	$1,681,566	$7,100,116	$4,806,871

Basic earnings per share	$0.46	$0.29	$1.01	$0.82
Weighted average shares outstanding, basic	7,091,103	5,896,723	7,056,103	5,896,723

Diluted earnings per share	$0.39	$0.29	$0.86	$0.82
Weighted average shares outstanding, diluted	8,525,455	5,896,723	8,265,403	5,896,723

ZST DIGITAL NETWORKS, INC. AND SUBSIDIARIES
Statements of Cash Flows
(In U.S. Dollars)
(Unaudited)

	For The Nine Months Ended
	September 30,
	2009	2008

Cash Flows From Operating Activities
Net Income	$7,100,116	$4,806,871
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Imputed interest	31,417	49,005
Depreciation	27,641	33,637
Amortization	32,250	-
Changes in operating assets and liabilities:
Account receivable-trade	(13,312,163)	(8,794,444)
Contract receivable	-	(6,816)
Prepaid expenses and other receivables	(49,577)	(141,598)
Inventories, net	(719,414)	5,097,700
Advances	(418,140)	-
Accounts payable and accrued liabilities	6,600,168	4,445,730
Deposits and other payables	(66)	(28,717)
Billings in excess of costs on uncompleted projects	-	12,915
Various taxes payable and taxes recoverable	143,210	(386,947)
Wages payable	4,249	27,020
Corporate tax payable	434,388	269,223
Net cash provided by (used in) operating activities	(125,921)	5,383,579

Cash Flows From Investing Activities
Purchases of property and equipment	(324,726)	-
Purchases of intangible assets	(644,966)	-
Net cash used in investing activities	(969,692)	-

Cash Flows From Financing Activities
Proceeds from (Repayment of) short-term demand loans receivable	1,027	761,911
(Proceeds from) Repayment of short-term demand loans payable	(2,477,747)	(4,016,643)
Net proceeds from sale of preferred stocks	3,533,955	-

Due from related parties and affiliated companies	-	61,233
Due to related parties and affiliated companies	-	(3,520)
Dividend paid	-	(2,624,266)
Net cash provided by (used in) financing activities	1,057,235	(5,821,285)

Effect of exchange rate changes on cash	297,882	158,766
Net increase in cash and cash equivalents	259,504	(278,940)

Cash and cash equivalents, beginning of period	1,134,954	1,125,804

Cash and cash equivalents, end of period	$1,394,458	$846,864

Supplemental disclosure information:
Interest expense paid	$140,693	$261,154
Income taxes paid	$2,159,336	$1,296,771

Non cash investing and financing activities:
Shares issued for related parties' debt	$2,359,728	$-